UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) March 27, 2003
                                                          --------------


                             ST. JUDE MEDICAL, INC.
                             ----------------------
             (Exact name of registrant as specified in its chapter)

          Minnesota                     0-8672                   41-1276891
          ---------                    -------                   ----------
(State or other jurisdiction         (Commission               (IRS Employer
       of incorporation)             File Number)            Identification No.)


       One Lillehei Plaza, St. Paul, MN                             55117
       --------------------------------                             -----
   (Address of principal executive offices)                      (Zip Code)


        Registrant's telephone number, including area code (651) 483-2000
                                                                 --------

                                 Not applicable
                                 --------------
          (Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure.
        ------------------------

On March 27, 2003, the U.S. District Court for the District of Minnesota (Judge Tunheim) issued a ruling on plaintiffs' requests to allow claims against the Company involving products with Silzone coating to proceed as class actions. In his ruling, Judge Tunheim conditionally certified one class of plaintiffs (U.S. persons who have a Silzone heart valve which is still implanted) and conditionally certified a second class of plaintiffs (U.S. persons who received a Silzone heart valve and who have sustained physical injuries due to the valve). Judge Tunheim's ruling should be available at http://www.mnd.uscourts.gov/Tunheim_Mdl/minutes.htm

The Company believes the ruling is inconsistent with the applicable laws and precedents, and intends to pursue its appellate remedies.

While it is not possible to predict the outcome of the various cases involving Silzone products, the Company believes that it has adequate product liability insurance to cover the costs associated with them. The Company further believes that any costs not covered by product liability insurance will not have a material adverse impact on the Company's financial position or liquidity, but may be material to the consolidated results of operations of a future period.



                                    SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                       ST. JUDE MEDICAL, INC.


Date:  March 31, 2003                                  By: /s/ Kevin T. O'Malley
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                                                       Kevin T. O'Malley
                                                       Vice President and
                                                       General Counsel